                           POWER OF ATTORNEY

          I, Michael E. Marks, hereby authorize and designate each of Erik
Rebich, Sara Hoverstock, Nathaniel Ford, Jason Day and Anne DeMarco,
signing singly, as my true and lawful attorney-in-fact to:

               (1)  execute for and on my behalf, in my
          capacity as an officer and/or director of Crocs, Inc.
          and its affiliates (the "Company"), the Form ID and
          Forms 3, 4 and 5 in accordance with Section 16(a) of
          the Securities Exchange Act of 1934 (the "Exchange Act")
          and the rules and regulations promulgated thereunder;

                     (2)  do and perform any and all acts for
          and on my behalf which may be necessary or desirable
          to complete and execute any such Form ID or Form 3,
          4 or 5 and timely file such form with the Securities
          and Exchange Commission, any stock exchange or similar
          authority, and the National Association of Securities
          Dealers; and

                    (3) take any other action of any type
          whatsoever in connection with the foregoing which, in
          the opinion of such attorney-in-fact, may be to my
          benefit, in my best interest, or legally required of
          me, it being understood that the statements executed
          by such attorney-in-fact on my behalf pursuant to this
          Power of Attorney shall be in such form and shall contain
          such terms and conditions as such attorney-in-fact may
          approve in such attorney-in-fact's discretion.

                    I hereby further grant to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted.  I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

          This Power of Attorney shall remain in full force and effect until I am no longer required to file the Form ID or Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

          IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 7th day of November, 2007.

                                   /s/ Michael E. Marks
                                   -------------------------
                                   Michael E. Marks